Exhibit 99.1

WIFIMED HOLDINGS SIGNS LETTER OF INTENT TO ACQUIRE ESTABLISHED SPECIALTY PHARMACY SERVICES COMPANY

Accretive Acquisition Expected to Increase Revenues by $15 Million in First Year

ATLANTA, GA --January 29, 2008 -- (BUSINESS WIRE)--WiFiMed Holdings Company, Inc. ("WiFiMed Holdings") (OTCBB: WIFM), a leading provider of physician workflow solutions, announced today that it has signed a nonbinding Letter of Intent to acquire a well established specialty pharmacy services company based on the West Coast.   The acquisition is expected to be completed in the second quarter of 2008, subject to due diligence, negotiation of a definitive agreement, arrangement of financing, and other standard closing conditions.

This particular specialty pharmacy services company has a solid 23-year history and has evolved as a premier provider of niche biotechnical pharmacy prescription services, home infusion therapy and home healthcare services, including a critical care home ventilator program, oxygen, enteral therapy, durable medical equipment and disposable medical supplies. With a compounded annual growth rate (CAGR) of over 15% for the last four years, this proposed WiFiMed Holdings acquisition is expected to add nearly $15 million to the company's revenues in the first year following the anticipated closing.

Gregory Vacca, the Chief Executive Officer of WiFiMed Holdings, commented: "This acquisition is part of our long term strategic growth plan and will serve to expand WiFiMed Holdings' product lines into the specialized home healthcare market.  In addition to the immediate positive impact the acquisition would have on our revenue stream, it would bring value added features, such as a solid patient base combined with forward looking referral sources, which should serve to enhance the capabilities and increase the demand for our existing proprietary products."

If you would like to be added to WiFiMed Holdings' investor email list please contact Zack Noory, Managing Partner, with Nexus Investor Relations at znoory@nexusir-online.com; Tel: (310) 606-2018.

About WiFiMed Holdings Company, Inc.

WiFiMed Holdings Company, Inc., through its wholly owned subsidiaries WiFiMed, Inc. and EncounterPRO Healthcare Resources, Inc., offers proprietary solutions enabling physicians and other healthcare providers to document the physician-patient encounter through continuously updated state-of-the-art technologies.  WiFiMed Inc's proprietary product, Tablet MD® and EncounterPRO Healthcare Resources, Inc's proprietary product, EncounterPRO® EHR, were developed to assist physicians and health care providers manage patient workflow. Tablet MD® operates on a tablet PC and manages patient medical information, consultation notes, prescriptions, records, and charts through five proprietary technologies. The EncounterPRO® EHR gives physicians and staff the most flexible and sophisticated workflow engine available in an EHR. This premier software requires virtually no level of computer literacy and works off touch screens, Tablet PCs or a mouse as the primary means of data input.  Both products have been designed to meet the Health Insurance Portability and Accountability Act (HIPAA) requirements and are designed to reduce medical errors, documentation time, overhead, and time spent filing insurance claims.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release, including, without limitation, statements containing the words, "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revision of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.  Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other risk factors detailed in our most recent annual report and other filings with the Securities and Exchange Commission.  In addition to the forward-looking statements contained in this news release, the following forward-looking factors could cause our future results to differ materially from our forward-looking statements: competition, capital resources, credit resources, funding, government compliance and market acceptance of our products and services.